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                                                                    EXHIBIT 10.4

                    AMENDMENT NUMBER TWELVE TO LOAN AGREEMENT


         THIS AMENDMENT to the Loan Agreement entered into as of October 4, 1993, between ARI NETWORK SERVICES, INC. ("ARI") and WITECH CORPORATION ("WITECH"), as amended (the "Loan Agreement"), is dated May 27, 1998.

                                   BACKGROUND

         This Amendment to the Loan Agreement reflects the mutual understanding and agreement of the parties to amend the Loan Agreement regarding the provision by WITECH of a revolving credit facility to ARI.

         NOW THEREFORE, the parties agree as follows:

         1. The amount stated in Paragraph 2.2 of the Loan Agreement shall be changed to Two Million Dollars ($2,000,000).

         2. In Exhibit 1.1 to the Agreement, in the definition of "Termination Date" and in the Revolving Credit Note, the references to December 31, 1998 are hereby deleted and December 31, 2001 is substituted therefor.

         3. In Exhibit 1.1 to the Agreement, in the definition of "Total Loan Commitment," the reference to "One Million Two Hundred Thousand Dollars ($1,200,000)" is deleted and "Two Million Dollars ($2,000,000)" is substituted therefor.

         4. In Exhibit 2.2(a), the reference to "One Million Two Hundred Thousand Dollars ($1,200,000)" is deleted and "Two Million Dollars ($2,000,000)" is substituted therefor.

         5. In consideration of the agreements by WITECH reflected in this Amendment Number Twelve, ARI shall grant WITECH a warrant (the "May 1998 Warrant") for the purchase of twenty five thousand (25,000) shares as reflected in Exhibit A attached hereto and a usage warrant (the "May 1998 Usage Warrant") for the purchase of twenty five thousand shares as reflected in Exhibit B attached hereto. Warrants currently held by WITECH shall not be repriced as a result of the issuance of the May 1998 Warrant or the May 1998 Usage Warrant.

         6. Subject to the amendment described herein, the Loan Agreement and associated documents and agreements remain in full force and effect.

         7. This Agreement shall be effective, and ARI shall issue the May 1998 Warrant and the May 1998 Usage Warrant, promptly after (a) the Board of Directors of ARI shall have approved this Agreement and the issuance of the May 1998 Warrant and May 1998 Usage Warrant, and (b) ARI shall have received assurances, satisfactory to it, that the issuance or exercise of warrants as contemplated hereby would not require shareholder approval, and would not constitute a corporate governance violation, under the rules of the National Association of Securities Dealers,



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Inc. applicable to ARI. If such conditions are not satisfied by June 30, 1998, this Agreement shall terminate without liability to either party.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers as of the date first above written.


WITECH CORPORATION                      ARI NETWORK SERVICES, INC.



By:______________________________       By:_____________________________________
   Francis Brzezinski, President           Brian E. Dearing, Chairman, President
                                           and Chief Executive Officer